[EXHIBIT 99.1]



                          CERTIFICATIONS

I, Paul Kravitz, certify that:

1.   I have reviewed this quarterly report on Form 10-QSB of Med Gen, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quaterly report;

Date:  February 5, 2003



                      By:_______/s/Paul B. Kravitz___________
                         Paul Kravitz
                         Chief Executive Officer



          Exhibit 99.1 - Page 1



I, Jack Chien, certify that:

1.   I have reviewed this quarterly report on Form 10-QSB of Med Gen, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quaterly report;

Date:  February 5, 2003



                      By:__________/s/Jack Chien_____________
                         Jack Chien
                         Chief Financial Officer, and
                         Principal Accounting Officer




          Exhibit 99.1 - Page 2